UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2020 (February 7, 2020)

Phibro Animal Health Corporation

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(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	01-36410	13-1840497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre East, 3rd Floor

300 Frank W. Burr Boulevard, Suite 21

Teaneck, New Jersey 07666-6712

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(Address of Principal Executive Offices, including Zip Code)

(201) 329-7300

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(Registrant’s telephone number, including area code)

Not Applicable

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(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PAHC	NASDAQ Stock Market

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAN OFFICERS.

(b)       On February 7, 2020, Dr. George Gunn, a member of the Board of Directors (the “Board”) of Phibro Animal Health Corporation (the “Company”), informed the Company that he intended to resign his position as Director of the Company effective immediately to devote more time to other personal and business interests. Dr. Gunn was a Class III director of the Company and also served on the Company’s Compensation Committee. Dr. Gunn’s resignation was not the result of any disagreement with the Company. The Board has not filled the vacancy left by Dr. Gunn’s resignation.

In connection with Dr. Gunn’s resignation, Jack C. Bendheim, the Company’s Chairman of the Board, President, and Chief Executive Officer stated, “The Company sincerely thanks Dr. Gunn for his valuable contributions to the Company as a member of our Board for nearly five years, and we wish him continued success in his future endeavors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHIBRO ANIMAL HEALTH CORPORATION Registrant

Date: February 12, 2020

	By:	/s/ Thomas G. Dagger
	Name: Title:	Thomas G. Dagger Senior Vice President, General Counsel and Corporate Secretary